UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center Suite 350
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(415) 237-8272

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 11, 2026, John E. Gallagher III, Senior Vice President and Chief Financial Officer of Certara, Inc. (the “Company”), tendered his notice of resignation to the Company to pursue another opportunity. The Company has commenced a search process to identify Mr. Gallagher’s successor.

Mr. Gallagher is expected to continue to serve as the Company’s Chief Financial Officer through July 14, 2026 (the “Effective Date”) and, prior to the Effective Date, will assist with the transition of his responsibilities through the closing process for the Company’s quarterly period ending June 30, 2026. Mr. Gallagher’s decision to resign was not the result of any disagreement with the Company, the Company’s management or any member of the Company’s Board of Directors, or on any matter relating to the Company’s operations, policies, practices, or financial reporting.

Appointment of Interim Chief Financial Officer

On June 17, 2026, the Company appointed Faiz Mohammed as its Interim Chief Financial Officer and as both principal financial officer and principal accounting officer of the Company for purposes of the Securities Exchange Act of 1934, as amended, effective as of the Effective Date and until a successor may be appointed.

Faiz Mohammed, age 53, was appointed Interim Chief Financial Officer effective July 15, 2026. Mr. Mohammed has served as Senior Vice President, Finance and Treasurer of the Company since 2018. Mr. Mohammed has over 25 years of experience in finance, financial planning and analysis, Securities and Exchange Commission reporting, internal controls, treasury, accounting, capital markets, strategic planning, and corporate governance. Prior to joining the Company, he served as Chief Accounting Officer and Controller of Recorded Books, Inc. from 2015 to 2018 and as Chief Accounting Officer and Vice President, Controller of Haights Cross Communications, Inc. from 2005 to 2015. Earlier in his career, Mr. Mohammed was a Senior Associate in the Assurance and Advisory practice of Ernst & Young LLP. Mr. Mohammed holds a Bachelor of Science degree in Accounting from Hunter College.

There are no family relationships between Mr. Mohammed and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Mohammed has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Mohammed and any other person pursuant to which Mr. Mohammed was selected as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On June 17, 2026, the Company issued a press release announcing the foregoing transition matters and reaffirming guidance for the full year 2026. A copy of the press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Certara, Inc. dated June 17, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2026	CERTARA, INC.
(Registrant)

		By:	/s/ Daniel Corcoran
Daniel Corcoran
Senior Vice President and General Counsel